SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                                 ---------


                                  FORM 8-K

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     September 22, 1999



                            Cordant Technologies Inc.
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           (Exact name of registrant a specified in its charter)


                                 Delaware
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              (State or other jurisdiction of incorporation)



           1-6179                                     36-2678716
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     Commission File Number             (IRS Employer Identification No.)


15 W. South Temple, Suite 1600, Salt Lake City, UT       84101-1532
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(Address of principal executive offices)               (Zip Code)



                               (801) 933-4000
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                      (Registrant's Telephone Number)

                           ITEM 5 - OTHER EVENTS

          CORDANT TECHNOLOGIES REVISES EARNINGS ESTIMATES FOR 1999

SALT LAKE CITY, UT, SEPTEMBER 22, 1999 - Cordant Technologies Inc. (CDD-NYSE) announced today that earnings per share from continuing operations for 1999 will be approximately $4.00, ten percent greater than 1998, but slightly below the Wall Street consensus of $4.15.

James R. Wilson, Chairman and Chief Executive Officer, commented, " Our industrial businesses continue to perform extremely well. The Industrial Gas Turbine market, which represents more than 25 percent of Cordant's sales, continues to grow and Huck is continuing to produce at a record pace for the industrial markets it serves. However, at Huck and Howmet, the decline in the commercial aircraft markets, primarily as a result of significant inventory adjustments at our OEM customers, has exceeded our internal estimates.

"Earlier this year, we announced the closure of our Huck Lakewood facility to reduce cost in reaction to this downturn. Disruption to production has been greater than anticipated, but should be completed by the end of this year. Savings associated with the consolidation will be realized beginning next year.

"Production problems at Howmet Aluminum (formerly Cercast) have continued into the second half of 1999, resulting in lower than expected earnings," Mr. Wilson continued. "These problems should be behind us as we enter the new year.

"We remain convinced the diversification strategy we began several years ago is solid, reflected by the 10 percent earnings growth in 1999, in spite of the significant commercial aircraft downturn. Calendar year 2000 forecasts are currently under review and additional guidance will be available in mid-October."

With 17,000 employees worldwide, Cordant Technologies (CDD-NYSE) is a strategically balanced global business with consolidated annual sales of approximately $2.5 billion. Cordant Technologies' Howmet International Inc. subsidiary is a global manufacturer of aircraft and IGT engine components; its Huck International subsidiary is a leading designer and manufacturer of high performance proprietary fasteners and installation systems; and its Thiokol Propulsion division is the leading producer of solid propulsion systems.



                                 SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CORDANT TECHNOLOGIES INC.
                                                (Registrant)


                                                 /S/ Edwin M. North
Date: September 22, 1999                 By:  __________________________
                                                  Edwin M. North
                                                  Vice President &
                                                  Corporate Secretary